Exhibit 10.2
FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 11, 2013, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender and SQUARE 1 BANK, a North Carolina banking corporation with an office located at 406 Blackwell Street, Suite 240, Durham, NC 27701 (“Bank” or “Square 1”) (each a “Lender” and collectively, the “Lenders”) and LIPOSCIENCE, INC., a Delaware corporation with offices located at 2500 Sumner Boulevard, Raleigh, NC 27616 (“Borrower”)
RECITALS
A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of December 20, 2012 (as amended from time to time, the “Loan Agreement”).
B.    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Collateral Agent and Lenders (i) waive the Existing Event of Default (defined below) and (ii) revise the performance to plan financial covenant in the Loan Agreement as more fully set forth herein.
D.    Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 6.10 (Financial Covenants). Section 6.10(ii) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“(ii)    Performance to Plan; Revenue. Revenues shall (x) for 2013, be at least eighty percent (80.00%) of the trailing three (3) month projections contained in the Annual Projections delivered to the Lenders in accordance with Section 6.2 hereof; and (y) beginning with fiscal year 2014, be at least eighty percent (80.00%) of the trailing three (3) month projections that have been approved by Borrower’s Board of Directors and be equal to or greater than the revenues for the same period from the previous year. Borrower shall deliver to Collateral Agent and Lenders updated Annual Projections approved by Borrower's Board of Directors for each fiscal year in accordance with Section 6.2 hereof; and this covenant shall be measured against such updated Annual Projections, provided that all such Annual Projections shall include annual projected revenues of at least Fifty Five Million Dollars ($55,000,000.00).”

3.    Waiver. Borrower is currently in default of the Loan Agreement for failing to comply with Section 6.10(ii) of the Loan Agreement as in effect immediately prior to the date hereof for the measuring periods ended March 2013, April 2013 and May 2013 (collectively, the “Existing Event of Default”). Borrower hereby acknowledges, and Collateral Agent and Lenders hereby waive, the Existing Event of Default.
4.    Limitation of Amendment.
4.1    The amendment set forth in Section 2, and the waiver set forth in Section 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    The organizational documents of Borrower delivered to Collateral Agent and Lenders on June 10, 2013, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto and (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President - Finance, Secretary & Treasurer

LENDER:

OXFORD FINANCE FUNDING I, LLC
By: Oxford Finance LLC, as servicer

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President - Finance, Secretary & Treasurer

LENDER:

SQUARE 1 BANK

By:	/s/ Evan Travis
Name:	Evan Travis
Title:	Assistant Vice President

BORROWER:

LIPOSCIENCE, INC.

By:	/s/ Lucy G. Martindale
Name:	Lucy G. Martindale
Title:	Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement]